Exhibit (d)(3)

AMENDMENT TO CONTRIBUTION AGREEMENT

THIS AMENDMENT TO CONTRIBUTION AGREEMENT (the “Amendment”) is made as of March 1, 2013, by and between MA Platform, Inc., Tsing Da Century Education Technology Co., Ltd., Yangyi Yu, Ji Qing Wang, Capvent Asia Consumption Co-Investment Fund Ltd, Yun Hui Yu, Yu Sheng, Kang Chungmai, Zhang Meng Kung, Yang Fanbin, Feng Chengxiang and Li Li (collectively, the “Contributing Shareholders”), and TEC Merger Sub, a company organized under the laws of the Cayman Islands (the “Company”).

RECITALS

A. The parties hereto entered into a contribution agreement dated as of January 24, 2013 (the “Contribution Agreement”).

B. The parties hereto desire to amend the Contribution Agreement as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties hereto agree as follows:

1. Amendment to Exhibit A. Exhibit A to the Contribution Agreement is hereby amended in its entirety by Exhibit A hereto

2. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

3. Counterparts. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Any telecopied signature shall be deemed a manually executed and delivered original.

4. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Contributing Shareholders, the Company, and their respective successors and assigns and, where applicable, heirs and personal representatives.

5. Choice of Law; Arbitration. This Agreement shall be governed and construed in accordance with the laws of the Cayman Islands without regard to conflicts of laws principles thereof. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator acceptable to the parties to the dispute. The place of arbitration shall be in Hong Kong. English shall be used in the arbitration proceedings.

42

6. Amendments and Waivers. No provision of this Agreement may be amended or waived without the prior written consent or agreement of the Contributing Shareholders and the Company.

7. No Third Party Beneficiary. Except for the parties to this Agreement and their respective successors and assigns, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

[Signature page follows]

43

IN WITNESS WHEREOF, intending to be legally bound hereby, each of the undersigned has duly executed and delivered this Amendment as of the day and year first above written.

COMPANY:

TEC MERGER SUB

By:	s/ Zhang Hui
Name: Zhang Hui
Title: Director

CONTRIBUTING SHAREHOLDERS:

MA PLATFORM, INC.

By:	/s/ Masaki Murata
Name: Masaki Murata
Title: President

TSING DA CENTURY EDUCATION TECHNOLOGY CO., LTD.

By:	/s/ Zhang Hui
Name: Zhang Hui
Title: Director

YANGYI YU

/s/ Yangyi Yu

JI QING WANG

/s/ Ji Qing Wang

CAPVENT ASIA CONSUMPTION CO-INVESTMENT FUND LTD

By:	/s/ Thomas Clausen
Name: Thomas Clausen
Title: Director

44

YUN HUI YU

/s/ Yun Hui Yu

YU SHENG

/s/ Yu Sheng

KANG CHUNGMAI

/s/ Kang Chungmai

ZHANG MENG KUNG

/s/ Zhang Meng Kung

YANG FANBIN

/s/ Yang Fanbin

FENG CHENGXIANG

/s/ Feng Chengxiang

LI LI

/s/ Li Li
45

EXHIBIT A

Name	Contributed Shares	New Shares
MA Platform, Inc.	18,251,494	18,251,494
Tsing Da Century Education Technology Co., Ltd.	11,422,706	11,422,706
Yangyi Yu	2,193,750	2,193,750
Ji Qing Wang	1,603,125	1,603,125
Capvent Asia Consumption Co-Investment Fund Ltd	1,098,103	1,098,103
Yun Hui Yu	675,000	675,000
Yu Sheng	461,625	461,625
Kang Chungmai	300,000	300,000
Zhang Meng Kung	300,000	300,000
Yang Fanbin	252,125	252,125
Feng Chengxiang	73,207	73,207
Li Li	55,149	55,149
Total:	36,686,284	36,686,284

46